United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTIONM13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) MAY 25, 2004.
                                                          -------------




                          HEALTH DISCOVERY CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)



        TEXAS                       333-62216                    74--3002154
        -----                       ---------                    -----------
 (State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)              File Number)             Identification No.)


                   1116 S. OLD TEMPLE ROAD LORENA, TEXAS 76655
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 512-583-4500
                                                            ------------



          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 25, 2004, we filed in the District Court of McLennan County, Texas, 74th Judicial District, Plaintiff's First Amended Original Petition, Application For Temporary Restraining Order, Temporary Injunction and Permanent Injunction in Health Discovery Corporation v. Bill G. Williams, Shirley K. Williams, W. Steven Walker, Jerry W. Petermann and Automated Shrimp Corporation. In this action we allege that an aggregate of 7,000,000 shares of our common stock (4,900,000 after a 7-1 stock split) issued to Mr. Williams, Mr. Walker and Mr. Petermann were not issued in compliance with Texas law and we seek to restrain the defendants and persons acting on their behalf or in concert with them from selling any shares of our stock. We also request that the Court declare we may cancel the shares issued to the defendants and award monetary damages, attorney's fees and costs of the action.

On May 25, the Court entered a temporary restraining order and set a hearing on June 7th, 2004 for our application for an injunction.

On June 1, 2004 Jerry W. Petermann agreed to return to Health Discovery Corporation 1,000,000 shares of the company stock (shares to be canceled upon return to the company) as full and final settlement of the claims brought in the afore mentioned lawsuit.

On June 2, 2004 the court extended the temporary restraining order and re-set the hearing date for June 16, 2004.



                                   SIGNATURES

     In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Direct Wireless Communications, Inc.
                                          Registrant

         Date: June 8, 2004               /s/ David Cooper
                                          Printed Name David Cooper
                                          Title President

         Date: June 8, 2004               /s/ Robert S. Braswell IV
                                          Printed Name Robert S. Braswell IV
                                          Title Secretary